Fluor Corporation	Brett Turner	Exhibit 99.1
6700 Las Colinas Blvd	Media Relations
Irving, Texas 75039	864.281.6976 tel

469.398.7000 main tel	Jason Landkamer
Investor Relations
469.398.7222 tel

News Release

FLUOR REPORTS THIRD QUARTER 2026 RESULTS

•Revenue of $3.7 billion up 10% year over year, EPS of $1.16 vs ($4.30) and adjusted EPS[1] of $0.77 up 13% year over year
•New awards of $10.9 billion; highest quarterly new awards in Fluor's history
•21% increase in backlog year-over-year to $34.3 billion, highest backlog this decade; 69% reimbursable
•Share repurchases of $300 million in the quarter and $1.1 billion year to date
•Company affirms guidance for 2026

IRVING, Texas (November 6, 2026) – Fluor Corporation (NYSE: FLR) announced financial results for its third quarter ended September 30, 2026.

“Our third quarter results reflect strong demand across our key markets and continued progress converting our prospect pipeline into high-quality awards,” said Jim Breuer, chief executive officer of Fluor. “New awards of $10.9 billion, including LNG Canada Phase 2 as well as two mining projects, was the highest quarterly total in Fluor’s history and grew backlog 21% to $34.3 billion, building a solid foundation for sustained growth. Our focus remains on continued growth, successful project delivery for our clients and strategic deployment of capital that creates long-term value for our shareholders.”

Q3 2026 Highlights:

All comparisons are made to the same period of the prior year unless otherwise stated.

Results

◦Revenue of $3.7 billion, up 10% from $3.4 billion
◦GAAP net earnings attributable to Fluor of $158 million, compared with a net loss of $697 million; includes a $73 million pre-tax gain on the sale of our interest in ICA-Fluor
◦Consolidated segment profit[1] of $248 million, compared with a loss of $439 million
◦G&A of $52 million driven by higher stock price and performance based compensation
◦EPS of $1.16, compared with a loss of $4.30

◦Adjusted EPS[1] of $0.77, compared with $0.68
◦Adjusted EBITDA[1] of $142 million, compared with $161 million
◦GAAP EBITDA margin of 5.7%, compared with -13.9%
◦Adjusted EBITDA margin[1] of 3.8%, compared with 4.8% that included an 80 basis point lift from the Santos revenue reversal

Awards and backlog

◦New awards of $10.9 billion, compared with $3.3 billion; book-to-burn 2.9x
◦Backlog of $34.3 billion, up 21%, with 69% reimbursable, compared with 81% at prior year end

Cash and capital allocation

◦Cash and equivalents of $3.1 billion at quarter end
◦Q3 operating cash flow of $186 million
◦Q3 share repurchases of $300 million ($1.1 billion year to date, toward our previously announced 2026 target of $1.4 billion)

Business Segment Highlights

($ in millions)	Q3 2026	Q3 2025	Change
Urban Solutions
Revenue	$2,327	$2,343	—
Segment profit	$100	$61	64%
Segment profit margin	4.3%	2.6%	170 bps
New awards	$1,991	$1,760	13%
Backlog	$19,172	$20,507	(7%)
Energy Solutions
Revenue	$679	$262	159%
Segment profit	$93	$(533)	NM
Segment profit margin	13.7%	NM	NM
New awards	$7,716	$222	NM
Backlog	$10,679	$5,121	109%
Mission Solutions
Revenue	$714	$761	(6%)
Segment profit	$55	$34	62%
Segment profit margin	7.7%	4.5%	320 bps
New awards	$1,165	$1,271	(8%)
Backlog	$4,454	$2,608	71%
Total Fluor
Revenue	$3,720	$3,368	10%
Consolidated segment profit [1]	$248	$(439)	NM
Segment profit margin [1]	6.7%	(13.0)%	NM
New awards	$10,872	$3,253	234%
Backlog	$34,305	$28,236	21%

[1] Non-GAAP Financial Measure. See “Non-GAAP Financial Measures” for additional information.
_____________________

Urban Solutions
•Revenue: Quarterly revenue consistent year over year.
•Profit: Quarterly profit and margin increased due to improved project performance and profitability upon successful milestone achievement on an infrastructure project, a ramp of execution activities on a life sciences project, partially offset by cost growth on a large mining JV project.
•New awards: Awards included two copper mining projects in Chile.
Energy Solutions
•Revenue: Quarterly revenue increased year over year to $679 million compared to $262 million in Q3 2025. Prior year included a $653 million revenue reduction related to the ruling on the long-completed Santos project in Australia.
•Profit: Quarterly and year-to-date profit and margin improved, primarily reflecting a $73 million gain on the sale of ICA-Fluor, our former joint venture in Mexico.
•New awards: Awards included $7.5 billion for Phase 2 of LNG Canada.
Mission Solutions
•Revenue: Quarterly and year-to-date revenue declined on lower DOE and emergency-response volume.
•Profit: Quarterly profit and margin increased due to improved award fee performance and project contributions within our nuclear portfolio.
•New awards: Awards included a six-month extension of the Savannah River DOE contract and an additional award scope on an EPC project.

Outlook
We are not providing forward-looking guidance for U.S. GAAP net earnings or U.S. GAAP earnings per share, or a quantitative reconciliation of adjusted EBITDA or adjusted EPS guidance, because we are unable to predict with reasonable certainty all of the components required to provide such reconciliation without unreasonable efforts, which are uncertain and could have a material impact on GAAP reported results for the guidance period. See “Non-GAAP Financial Measures” for additional information.

The company is affirming its 2026 adjusted EBITDA guidance of $500 – $525 million. Adjusted EBITDA guidance excludes items similar to those outlined in the reconciliation table at the end of this release.

Conference Call
Fluor will host a conference call at 8:30 a.m. Eastern on Friday, November 6, which will be webcast live and can be accessed at investor.fluor.com. The call will also be accessible by telephone at 833-461-5787 (U.S./Canada) or +1 585-542-9983. The conference ID is 575358878.
A replay of the webcast will be available for 30 days.

Non-GAAP Financial Measures

This news release contains certain non-GAAP financial measures under SEC rules that are described below.
•Consolidated segment profit (loss) is calculated as GAAP revenue less cost of revenue and earnings attributable to noncontrolling interests. In the three and nine months ended September 30, 2026, consolidated segment profit includes the gain on sale of our interest in ICA-Fluor.
•Consolidated segment margin is a ratio of consolidated segment profit (loss) to GAAP revenue.
•Adjusted net earnings (loss) is calculated as net earnings (loss) from core operations excluding equity method earnings and the impacts of foreign exchange fluctuations, impairments and certain items that management believes are unrelated to actual normalized operational performance. Net earnings (loss) from core operations is net earnings (loss) attributable to Fluor excluding the results of our Stork business that has now been divested.
•Adjusted EPS is calculated as adjusted net earnings (loss) divided by weighted average diluted shares outstanding.
•Adjusted EBITDA is calculated as net earnings from operations before interest, income taxes, depreciation and amortization (EBITDA), further adjusted by the same items excluded from adjusted net earnings.
•Adjusted EBITDA margin is a ratio of adjusted EBITDA to GAAP revenue.
•Adjusted net revenue is calculated by reducing GAAP revenue to exclude at-cost revenue associated with reimbursable contracts for the following elements, where applicable:
◦amounts associated with unaffiliated subcontractor project costs that are billed to clients without meaningful markup;
◦amounts associated with costs of material that are billed to clients without meaningful markup; and
◦costs of customer-furnished materials that are procured by our clients and which do not give rise to meaningful markup to our billings to clients.
•Excluding the amounts of at-cost revenue from both GAAP revenue and from project cost yields an amount that we call adjusted net margin.

We believe that consolidated segment profit (loss) provides a meaningful perspective on our business results as it is the aggregation of individual segment profit measures that we use to evaluate and manage our business performance. We believe adjusted net earnings, adjusted EPS and adjusted EBITDA allow investors to evaluate our ongoing earnings on a normalized basis and make meaningful period-over-period comparisons. In addition, we also measure our performance by analyzing trends in adjusted net revenue and related margin. At-cost revenue is generally reflected in our project estimates at equivalent amounts within the revenue and cost elements. Therefore, we believe our adjusted net revenue represents the basis for which we earn fees for our professional services. Others in our industry may have similar terms that they use to similarly measure the earnings power of their services. Even though our involvement with at-cost revenue elements as a principal gives rise to their inclusion in our consolidated revenue, the absence of meaningful markup to them elevates the importance of this non-GAAP analysis.

We provide non-GAAP measures to supplement GAAP measures, as they provide additional insight into our financial results. However, non-GAAP measures have limitations as analytical tools and should not be considered in isolation from or a substitute for measures of financial performance prepared in accordance with U.S. GAAP. In addition, these non-GAAP measures are not necessarily comparable to similarly titled measures reported by other companies. Reconciliations of our non-GAAP measures to the most comparable GAAP measures are included in the press release tables. The company is unable to provide a reconciliation of its adjusted EPS and adjusted EBITDA guidance to the most comparable GAAP measure without unreasonable efforts because it is unable to predict with reasonable certainty all of the components required to provide such reconciliation, including the impact of foreign exchange fluctuations, which are uncertain and could have a material impact on GAAP reported results for the guidance period.

About Fluor Corporation
Fluor Corporation (NYSE: FLR) is building a better world by applying world-class expertise to solve its clients’ greatest challenges. Fluor’s nearly 23,500 employees provide professional and technical solutions that deliver safe, well-executed, capital-efficient projects to clients around the world. Fluor had revenue of $15.5 billion in 2025 and is ranked 292 among the Fortune 500 companies. With headquarters in Irving, Texas, Fluor has provided engineering, procurement and construction services for more than a century. For more information, please visit www.fluor.com or follow Fluor on Facebook, Instagram, LinkedIn, X and YouTube.

Forward-Looking Statements: This release may contain forward-looking statements (including without limitation statements to the effect that the Company or its management "will," "believes," "expects," “anticipates,” "plans" or other similar expressions). These forward-looking statements including statements relating to strategic and operational plans, future growth, new awards, backlog, earnings, capital allocation plans and the outlook for the company’s business.

Actual results may differ materially as a result of a number of factors, including, among other things, the cyclical nature of many of the markets the Company serves and our clients’ vulnerability to poor economic conditions, such as inflation, slow growth or recession, which may result in decreased capital investment and reduced demand for our services; the Company's failure to receive new contract awards; cost overruns, project delays or other problems arising from project execution activities, including the failure to meet cost and schedule estimates; intense competition in the industries in which we operate; the inability to hire and retain qualified personnel; failure of our joint venture or other partners to perform their obligations; the failure of our suppliers, subcontractors and other third parties to adequately perform services under our contracts; cyber-security breaches; possible information technology interruptions; risks related to the use of artificial intelligence and similar technologies; exposure to political and economic risks in different countries, including tariffs and trade policies, geopolitical events and conflicts, civil unrest, security issues, labor conditions and other foreign economic and political uncertainties in the countries in which we do business; the impact of government shutdowns and spending cuts, in particular with respect to our contracts with the U.S. government; client cancellations of, or scope adjustments to, existing contracts; failure to maintain safe worksites and international security risks; risks or uncertainties associated with events outside of our control, including weather conditions, pandemics, public health crises, political crises or other catastrophic events; the use of estimates in preparing our financial statements; client delays or defaults in making payments; uncertainties, restrictions and regulations impacting our government contracts; the potential impact of certain tax matters; the Company's ability to secure appropriate insurance; liabilities associated with the performance of nuclear services; foreign currency risks; the loss of one or a few clients that account for a significant portion of the Company's revenues; failure to adequately protect intellectual property rights; climate change, natural disasters and related environmental issues; increasing scrutiny with respect to sustainability practices; risks related to our indebtedness; the availability of credit and restrictions imposed by credit facilities, both for the Company and our clients, suppliers, subcontractors or other partners; restrictive covenants contained in the agreements governing our debt; possible limitations on bonding or letter of credit capacity; failure to obtain favorable results in existing or future litigation and regulatory proceedings, dispute resolution proceedings or claims, including claims for additional costs; failure by us or our employees, agents or partners to comply with laws; new or changing legal requirements, including those relating to environmental, health and safety matters; and restrictions on possible transactions imposed by our charter documents and Delaware law. Caution must be exercised in relying on these and other forward-looking statements. Due to known and unknown risks, the Company’s results may differ materially from its expectations and projections.

Additional information concerning these and other factors can be found in the Company's public periodic filings with the Securities and Exchange Commission, including the discussion under the heading "Item 1A. Risk Factors" in the Company's Form 10-K filed on February 17, 2026. Such filings are available either publicly or upon request from Fluor's Investor Relations Department: (469) 398-7222. The Company disclaims any intent or obligation other than as required by law to update its forward-looking statements in light of new information or future events.

GAAP RECONCILIATION - CONSOLIDATED SEGMENT PROFIT

	Three Months Ended September 30,				Nine Months Ended September 30,
(in millions)	2026		2025		2026		2025
Revenue
Urban Solutions	$2,327		$2,343		$7,668		$6,570
Energy Solutions	679		262		2,090		2,611
Mission Solutions	714		761		1,953		2,120
Other	—		2		—		26
Total revenue	$3,720		$3,368		$11,711		$11,327

Segment profit (loss) $ and margin %
Urban Solutions	$100	4.3%	$61	2.6%	$144	1.9%	$160	2.4%
Energy Solutions	93	13.7%	(533)	NM	254	12.2%	(470)	(18.0)%
Mission Solutions	55	7.7%	34	4.5%	29	1.5%	73	3.4%
Other	—	NM	(1)	NM	(1)	NM	7	NM
Total segment profit (loss) $ and margin %	$248	6.7%	$(439)	(13.0)%	$426	3.6%	$(230)	(2.0)%

G&A	(52)		(43)		(155)		(131)
Gain on sale of our interest in CFHI	—		—		124		—
Foreign currency gain (loss)	1		(4)		13		(47)
Interest income, net	18		13		54		48
Earnings (loss) attributable to NCI	28		(10)		43		(23)
Earnings (loss) before taxes	243		(483)		505		(383)
Income tax benefit (expense)(1)	(57)		177		(74)		(536)
Net earnings (loss) before equity method earnings (loss)	186		(306)		431		(919)
Equity method earnings (loss)	—		(401)		44		2,418
Net earnings (loss)	186		(707)		475		1,499
Less: Net earnings (loss) attributable to NCI	28		(10)		43		(23)
Net earnings (loss) attributable to Fluor	$158		$(697)		$432		$1,522

New awards
Urban Solutions	$1,991		$1,760		$7,307		$7,946
Energy Solutions	7,716		222		8,632		1,085
Mission Solutions	1,165		1,271		3,725		1,798
Other	—		—		—		—
Total new awards	$10,872		$3,253		$19,664		$10,829

New awards related to projects located outside of the U.S.	85%		30%		66%		22%

(1) There was no tax benefit (expense) attributable to equity method earnings in the 2026 Quarter. The tax benefit (expense) attributable to equity method earnings was $18 million,$230 million and $(454) million in the 2026 Period, 2025 Quarter and 2025 Period, respectively.

(in millions)	September 30, 2026	September 30, 2025
Backlog
Urban Solutions	$19,172	$20,507
Energy Solutions	10,679	5,121
Mission Solutions	4,454	2,608
Other	—	—
Total backlog	$34,305	$28,236

Backlog related to projects located outside of the U.S.	56%	41%
Backlog related to reimbursable projects	69%	82%

SUMMARY OF CASH FLOW INFORMATION

	Nine Months Ended September 30,
(in millions)	2026	2025
OPERATING CASH FLOW (1)	$(21)	$(21)

INVESTING CASH FLOW
Proceeds from the sale of NuScale shares	1,831	414
Proceeds from sales and maturities (purchases) of marketable securities	(339)	80
Capital expenditures	(26)	(38)
Proceeds from sales of assets (including the sale of our interest in ICA-Fluor and CFHI in 2026)	299	63
Investments in partnerships and joint ventures	(101)	(203)
Other	12	—
Investing cash flow	1,676	316

FINANCING CASH FLOW
Repurchase of common stock	(1,116)	(365)
Purchase and retirement of debt	(15)	(37)
Capital contributions by NCI (net of distributions)	42	22
Other	11	(8)
Financing cash flow	(1,078)	(388)

Effect of exchange rate changes on cash	(34)	40
Increase (decrease) in cash and cash equivalents	543	(53)
Cash and cash equivalents at beginning of period	2,135	2,829
Cash and cash equivalents at end of period	$2,678	$2,776

Cash paid during the period for:
Interest	$33	$35
Income taxes (net of refunds)	440	124

(1) Includes $357 million of income tax payments in the 2026 Period related to NuScale share sales.

GAAP RECONCILIATION - ADJUSTED NET EARNINGS
	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
(In millions, except per share amounts)	2026	2025	2026	2025
Net earnings (loss) attributable to Fluor	$158	$(697)	$432	$1,522
Exclude: Stork businesses (now divested)	—	1	1	(9)
Net earnings (loss) from core operations	158	(696)	433	1,513
Adjustments: (1)
Equity method (earnings) loss	$—	$401	$(44)	$(2,418)
Santos ruling	—	653	—	653
Gain on sale of CFHI	—	—	(124)	—
Gain on sale of our interest in ICA-Fluor	(73)		(73)
Favorable judgment on a Mission Solutions weapons project	—	(15)	—	(15)
Favorable negotiation on an Urban Solutions infrastructure project	—	(12)	—	(12)
Systems & business transformation cost	1	—	4	—
Impact of litigation on completed projects	2	—	100	56
Impact of bad debt reserve taken for a long-completed project	—	—	—	22
Severance and other exit costs	—	12	—	21
Reserve for legacy legal claims	—	—	—	4
Embedded foreign currency derivative (gain)/loss	—	(13)	(2)	—
Foreign currency (gain)/loss	(1)	4	(11)	47
Tax (benefit) expense on above items	18	(223)	(28)	435
Adjusted Net Earnings	$105	$111	$255	$306

Diluted EPS	$1.16	$(4.30)	$3.04	$9.13
Adjusted EPS	$0.77	$0.68	$1.80	$1.84

(1) We exclude earnings impacts from litigation outcomes, claims, settlements or associated damages from adjusted earnings when they are significant in magnitude, non-routine and do not represent ongoing normal operations. For the nine months ended September 30, 2026, the impact of litigation on completed projects reflected a ruling on the LOGCAP materials management qui tam matter. For the nine months ended September 30, 2025, the impact of litigation on completed projects reflected an arbitration ruling on a fabrication project at our Energy Solutions joint venture in Mexico and a ruling on a long-standing claim on a Mission Solutions project completed in 2019.

GAAP RECONCILIATION - ADJUSTED EBITDA
	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
(in millions)	2026	2025	2026	2025

Net earnings (loss) attributable to Fluor	$158	$(697)	$432	$1,522
Interest income, net	(18)	(13)	(54)	(48)
Tax expense	57	(177)	74	536
Equity method (earnings) loss	—	401	(44)	(2,418)
Depreciation & amortization	16	17	48	52
EBITDA	$213	$(469)	$456	$(356)

Adjustments: (1)
Stork businesses (now divested)	$—	$1	$1	$(9)
Santos ruling	—	653	—	653
Gain on sale of CFHI	—	—	(124)	—
Gain on sale of our interest in ICA-Fluor	(73)		(73)
Favorable judgment on a Mission Solutions weapons project	—	(15)	—	(15)
Favorable negotiation on an Urban Solutions infrastructure project	—	(12)	—	(12)
Systems & business transformation cost	1	—	4	—
Impact of litigation on completed projects	2	—	100	56
Impact of bad debt reserve taken for a long-completed project	—	—	—	22
Severance and other exit costs	—	12	—	21
Reserve for legacy legal claims	—	—	—	4
Embedded foreign currency derivative (gain)/loss	—	(13)	(2)	—
Foreign currency (gain)/loss	(1)	4	(11)	47
Adjusted EBITDA	$142	$161	$351	$411

(1) We exclude earnings impacts from litigation outcomes, claims, settlements or associated damages from adjusted earnings when they are significant in magnitude, non-routine and do not represent ongoing normal operations. For the nine months ended September 30, 2026, the impact of litigation on completed projects reflected a ruling on the LOGCAP materials management qui tam matter. For the nine months ended September 30, 2025, the impact of litigation on completed projects reflected an arbitration ruling on a fabrication project at our Energy Solutions joint venture in Mexico and a ruling on a long-standing claim on a Mission Solutions project completed in 2019.

RECONCILIATIONS OF ADJUSTED NET REVENUE, ADJUSTED SEGMENT PROFIT AND ADJUSTED NET MARGIN

	Three Months Ended September 30, 2026					Three Months Ended September 30, 2025
(In millions)	Total	Urban Solutions	Energy Solutions	Mission Solutions	Other	Total	Urban Solutions	Energy Solutions	Mission Solutions	Other
Revenue, as reported	$3,720	$2,327	$679	$714	$—	$3,368	$2,343	$262	$761	$2
Adjustments:
Santos litigation	—	—	—	—	—	653	—	653	—	—
At-cost revenue	(1,720)	(1,337)	(303)	(80)	—	(1,809)	(1,372)	(337)	(100)	—
Adjusted net revenue	$2,000	$990	$376	$634	$—	$2,212	$971	$578	$661	$2

Segment profit (loss), as reported	$248	$100	$93	$55	$—	$(439)	$61	$(533)	$34	$(1)
Adjustments:
Santos litigation	—	—	—	—	—	653	—	653	—	—
Gain on sale of ICA-Fluor	(73)	—	(73)	—	—	—	—	—	—	—
LOGCAP court ruling	2	—	—	2	—	—	—	—	—	—
Adjusted segment profit (loss)	$177	$100	$20	$57	$—	$214	$61	$120	$34	$(1)

Adjusted net margin	8.9%	10.1%	5.3%	9.0%	NM	9.7%	6.3%	20.8%	5.1%	NM

At-cost revenue as a % of total revenue	46%	57%	45%	11%		54%	59%	37%	13%

	Nine Months Ended September 30, 2026					Nine Months Ended September 30, 2025
(In millions)	Total	Urban Solutions	Energy Solutions	Mission Solutions	Other	Total	Urban Solutions	Energy Solutions	Mission Solutions	Other
Revenue, as reported	$11,711	$7,668	$2,090	$1,953	$—	$11,327	$6,570	$2,611	$2,120	$26
Adjustments:
Santos litigation	—	—	—	—	—	653	—	653	—	—
LOGCAP court ruling	35	—	—	35	—	—	—	—	—	—
At-cost revenue	(5,966)	(4,784)	(939)	(243)	—	(5,424)	(3,783)	(1,331)	(310)	—
Adjusted net revenue	$5,780	$2,884	$1,151	$1,745	$—	$6,556	$2,787	$1,933	$1,810	$26

Segment profit (loss), as reported	$426	$144	$254	$29	$(1)	$(230)	$160	$(470)	$73	$7
Adjustments:
Santos litigation	—	—	—	—	—	653	—	653	—	—
Gain on sale on ICA-Fluor	(73)	—	(73)	—	—	—	—	—	—	—
LOGCAP court ruling	100	—	—	100	—	—	—	—	—	—
Adjusted segment profit (loss)	$453	$144	$181	$129	$(1)	$423	$160	$183	$73	$7

Adjusted net margin	7.8%	5.0%	15.7%	7.4%	NM	6.5%	5.7%	9.5%	4.0%	NM

At-cost revenue as a % of total revenue	51%	62%	45%	12%		45%	58%	41%	15%